Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATHENEX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1985966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Johnson Y.N. Lau

Chief Executive Officer

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Jenkins, Esq.

Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

(585) 232-6500

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.001 par value per share	10,000,000	$19.18(2)	$191,800,000(2)	$23,247

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act for the shares of common stock for resale by the selling stockholders named herein. The price per share and the aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on July 19, 2019, as reported on the Nasdaq Global Select Market.

PROSPECTUS

Athenex, Inc.

10,000,000 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the offer and resale by the selling stockholders identified herein of up to 10,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”). This prospectus provides you with a general description of the securities listed above. You should carefully read this prospectus and the documents incorporated by reference before buying any of the securities being offered.

The registration of shares of Common Stock hereunder does not mean that the selling stockholders will actually offer or sell the full number of shares being registered pursuant to this prospectus. The selling stockholders may sell the shares of Common Stock and other securities registered hereby from time to time. The shares of Common Stock may be offered and sold by any selling stockholders through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may retain underwriters, dealers or agents from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We will receive no proceeds from any sale by selling stockholders of the securities covered by this prospectus, but we may, in some cases, pay certain registration and offering fees and expenses on their behalf.

Our Common Stock is traded on The Nasdaq Global Select Market under the symbol “ATNX.” On July 22, 2019, the last reported sale price of our Common Stock on The Nasdaq Global Select Market was $19.54 per share.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. Please read “Risk Factors” beginning on page 7 of this prospectus before making a decision to invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2019

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement we or the selling stockholders have authorized for use in connection with this offering. We and the selling stockholders have not authorized anyone to provide you with different information. We and the selling stockholders are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders described in the section of this prospectus entitled “Selling Stockholders” (hereinafter defined as “Selling Stockholders”) of up to 10,000,000 shares of our common stock, $0.001 par value per share (the “Common Stock”). This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the shares of common stock described in this prospectus in one or more offerings. In a prospectus supplement, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement and the documents incorporated by reference into this prospectus and any applicable prospectus supplement, will include all material information relating to this offering. Before buying any of the securities being offered, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described in the section entitled “Where You Can Find Additional Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Athenex”, “Company”, “we”, “us”, and “our” refer to Athenex, Inc. and its subsidiaries.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and section 27A of the Securities Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “mission,” “preliminary,” “plan,” “potentially,” “predict,” “probable,” “project,” “promising,” “seek,” “should,” “strategy,” “will,” “would” and similar expressions and variations thereof.

Forward-looking statements appear in a number of places throughout this prospectus and the documents that we incorporate by reference herein, and include statements based largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs, such as:

•	our ongoing and planned preclinical development and clinical trials;

•	the development stage of our primary clinical candidates;

•	the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates;

•	the degree of clinical utility of our future product candidates, particularly in specific patient populations;

ii

•	our intellectual property position;

•	our ability to develop commercial functions;

•	our reliance on third parties for success in certain areas of our business;

•	expectations regarding clinical trial data;

•	our history of operating losses and need to raise additional capital to continue as a going concern;

•	our results of operations, cash needs, spending of the proceeds from offerings of securities;

•	our ability to integrate acquired assets and businesses into our existing operations;

•	risks related to doing business in China, including the uncertain impact of inspections to be performed by regulators on our production facilities in China;

•	the industry in which we operate and the trends that may affect our industry or us.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section included in our most recent Annual Report on Form 10-K. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business. In light of these risks, uncertainties and assumptions, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not rely on these forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

iii

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at 1001 Main Street, Suite 600, Buffalo, NY, 14203, United States.

Our Company

We are a global biopharmaceutical company dedicated to becoming a leader in the discovery, development and commercialization of next generation drugs for the treatment of cancer. Athenex is organized around three platforms, including an Oncology Innovation Platform, a Commercial Platform and a Global Supply Chain Platform. Our current clinical pipeline in the Oncology Innovation Platform is derived from our four different platform technologies: (1) Orascovery, based on a non-absorbed P-glycoprotein inhibitor, (2) Src Kinase inhibition, (3) T-cell Receptor-engineered T-cells (“TCR-T”), and (4) arginine deprivation therapy. We have assembled a leadership team and have established global operations across the pharmaceutical value chain to execute our mission to become a global leader in bringing innovative cancer treatments to the market and improve health outcomes.

Oncology Innovation Platform

Orascovery

Our Orascovery platform is based on the novel oral P-glycoprotein (“P-gp”) pump inhibitor molecule, encequidar, formerly known as HM30181A. The P-gp pump is a plasma membrane protein on the cells of the gut which forms a localized drug transport system and limits oral absorption of known and widely used P-gp substrate cancer chemotherapeutic drugs such as paclitaxel, irinotecan and docetaxel, thus restricting current usage to intravenous (“IV”) administration. IV chemotherapies’ adverse events may be due, in part, to high peak blood concentration levels of the chemotherapeutic drugs. In addition, for some agents, there are infusion-related reactions caused, in part, by solubilizing dilution agents used to facilitate IV administration. A cancer patient’s inability to tolerate IV chemotherapies may limit the duration of treatment and may limit the effectiveness of IV anti-cancer therapies. Sequential co-administration of encequidar and oral paclitaxel (also known as “Oraxol”) facilitates oral absorption of paclitaxel and achieves therapeutic blood levels by blocking the P-gp pump. We believe oral administration of paclitaxel in combination with encequidar can reduce very high concentrations of paclitaxel in the blood and eliminate infusion-related reactions related to IV administration, which could improve patient tolerability and allow for longer dosing durations to improve efficacy. In addition to oral paclitaxel and encequidar, we are advancing other clinical candidates on this platform, including:

•	Oral irinotecan and encequidar (also known as “Oratecan”);

•	Oral docetaxel and encequidar (also known as “Oradoxel”);

•	Oral topotecan and encequidar (also known as “Oratopo”); and

•	Oral eribulin and encequidar (also known as “Eribulin ORA”).

Src Kinase Inhibition

Src Kinase, a tyrosine kinase protein involved in regulating cell growth, is strongly implicated in blocking metastasis. Inhibiting Src Kinase may limit the growth or proliferation of cancerous cell types. Our Src Kinase Inhibition platform refers to novel small molecule compounds that have multiple mechanisms of action, including the inhibition of the activity of Src Kinase and the inhibition of tubulin polymerization during cell division. We believe the combination of these mechanisms of action provides a broader range of anti-cancer activity compared to either mechanism of action alone. Our key clinical product candidates and their indications in this platform are:

•	Tirbanibulin (formerly known as “KX2-391” and “KX-01”) ointments for actinic keratosis, skin cancer and psoriasis;

•	Tirbanibulin (formerly known as “KX2-391” and “KX-01”) oral for solid and liquid tumors; and

•	KX2-361 (also known as “KX-02”) for brain cancers, such as glioblastoma multiforme (“GBM”).

T-cell Receptor-Engineered T-cells

In 2018, Axis Therapeutics Limited (“Axis”), which is owned 55% by us and 45% by Xiangxue Life Sciences Ltd. (“XLifeSc”), commenced the development of T-cell Receptor (“TCR”) engineered T-cells through an in-license from XLifeSc. TCR-T immunotherapy technology harnesses and enhances the patient’s own immune cells to target and eliminate cancer. It is a cell-based therapy that takes advantage of unique attributes of TCR mediated target recognition and provides a potent and selective TCR-T directed response against cancer cells. Central to this platform is the ability to first identify endogenous TCRs with specificity for a defined tumor antigen and to then enhance the affinity of the TCR to optimize tumor recognition and killing. These high affinity TCRs can be incorporated into a patient’s own T cells, converting the cells into a potent anti-cancer therapy. Using this technology, we believe the platform has generated autologous engineered T-cells with high binding affinity, specificity for intended target cells, increased expression level of the TCR and persistence in patient circulation during therapy. Preliminary studies have shown positive clinical signals. Axis is responsible for all development, manufacturing and commercialization of this TCR-T immunotherapy technology.

Arginine Deprivation Therapy

The arginine deprivation therapy platform, based on our PEGylated genetically modified human arginase technology which is in-licensed from Avalon Polytom (HK) Limited, targets cancer growth and survival by removing the supply of arginine to a proportion of cancers with disrupted urea cycle. A significant proportion of cancer types lack the ability to synthesize arginine due to deficient expression of certain metabolic enzymes of the urea cycle, including argininosuccinate synthetase 1 (“ASS1”), argininosuccinate lyase (“ASL”) or ornithine transcarbamylase (“OTC”). Our arginase biologic product, PT01 (also known as “Pegtomarginase”), is designed to deplete arginine from tumors with disrupted urea cycle, which we believe can halt the growth of the cancers and induce cell death. Healthy cells capable of producing sufficient levels of arginine would be largely unaffected. In June 2019, the U.S. Food and Drug Administration (“FDA”) has allowed the Investigational New Drug (“IND”) application for the clinical investigation of PT01 for the treatment of patients with advanced malignancies. The allowance is contingent on formal submission of agreed upon updates to the IND.

Commercial Platform

In advance of the launch of our proprietary product candidates in the U.S., our commercial team is marketing oncology and oncology symptom-related products to fund our infrastructure build-out. We believe it is important to minimize supply chain disruptions for high potency oncology active pharmaceutical ingredients. We have thus internalized key components of the supply chain that we believe are integral to minimizing the associated risks.

Global Supply Chain Platform

Our Global Supply Chain platform manufactures active pharmaceutical ingredients (“API”), for use internally in our research and development, clinical studies, and for sale to pharmaceutical customers globally. Our Commercial Platform currently markets 18 APIs produced by our Global Supply Chain Platform in the specialty and generic market segments in the United States, 29 products by the Athenex Pharmaceutical Division and six products subject to Section 503B of the Federal Food, Drug and Cosmetic Act (“FDCA”) through our U.S. Food & Drug Administration (“FDA”) registered outsourcing facility.

Our global operations across our Oncology Innovation Platform, Commercial Platform and Global Supply Chain Platform as of the date of this prospectus are shown below:

Overview of Our Business Organization

Recent Developments

Lead Orascovery platform drug candidate: Oral paclitaxel and encequidar

In January 2018, we received positive feedback from the FDA on the design of the ongoing Phase 3 trial (KX-ORAX-001). The feedback indicated that if the study meets the primary endpoint with an acceptable benefit to risk profile, it could be adequate as a single comparative trial to support registration of oral paclitaxel and encequidar in the U.S. for the indication of metastatic breast cancer. The Phase 3 clinical trial is a randomized controlled clinical trial comparing oral paclitaxel and encequidar monotherapy against IV paclitaxel monotherapy in patients with metastatic breast cancer. Also, in January 2018, the China National Medical Product Administration (“NMPA,” formerly known as the China Food and Drug Administration) allowed the IND application for oral paclitaxel and encequidar, permitting us to commence a clinical trial program for the drug candidate in China.

In April 2018, the FDA granted Orphan Drug status to oral paclitaxel and encequidar for the treatment of angiosarcomas.

In August 2018, we received a positive recommendation by the Data and Safety Monitoring Board (“DSMB”) of the second interim analysis of the oral paclitaxel and encequidar Phase 3 clinical trial.

In October 2018, we presented encouraging efficacy and safety data of oral paclitaxel and encequidar in the treatment of metastatic breast cancer patients obtained from a Phase 2 clinical trial conducted in Taiwan at the European Society for Medical Oncology Congress.

In November 2018, we initiated a Phase 1/2 clinical study to assess the safety, tolerability and activity of oral paclitaxel and encequidar in combination with an anti-PD1 antibody (pembrolizumab) in patients with advanced solid malignancies in collaboration with a research partner.

In December 2018, our global Phase 1b clinical trial of oral paclitaxel and encequidar plus ramucirumab (monoclonal antibody to VEGF-R2) in gastric cancer patients who failed previous chemotherapies completed the second cohort of patients and results indicated positive signals of efficacy. For the second cohort of six patients on an escalated oral paclitaxel dose of 250 mg/m2, partial response, according to RECIST criteria, occurred in 3 patients (50%), compared to the first cohort of six patients who were treated with a 200 mg/m2 dose where partial responses were observed in 2/6 patients (33.3%) and stable disease observed in 1/6 patient (16.7%). We have also completed the third patient cohort in our global Phase 1b study of oral paclitaxel and encequidar plus ramucirumab in patients with advanced gastric cancer. Having determined the maximal tolerated dose, we are now moving ahead with the expansion phase of the study.

In January 2019, the target enrollment in the oral paclitaxel and encequidar Phase 3 trial in metastatic breast cancer was achieved.

In March 2019, we presented a poster highlighting the preclinical data of oral paclitaxel and encequidar in angiosarcoma at the American Association of Cancer Research Annual Meeting.

In May 2019, we announced preliminary data showing promising early clinical responses in the first part of a two-part study of oral paclitaxel and encequidar monotherapy in patients with unresectable cutaneous angiosarcoma.

We also continue to advance the development of other Orascovery candidates. For example, in October 2018, we received FDA allowance of the IND application for oral eribulin plus encequidar.

If we receive approval from the FDA, our strategy is to develop and commercialize oral paclitaxel and encequidar in the U.S. through our Commercial Platform. We also plan to evaluate marketing options outside of the U.S., including using our internal resources, partnering with others, or out-licensing the product. If our Phase 3 study in metastatic breast cancer is successful, we intend to establish oral paclitaxel and encequidar as the chemotherapy of choice for patients receiving chemotherapy for metastatic breast cancer and intend to file a New Drug Application with the FDA to secure regulatory approval of oral paclitaxel and encequidar for metastatic breast cancer. If we receive regulatory approval from the FDA, we will then explore establishing oral paclitaxel and encequidar in other oncology indications where we believe taxanes will continue to be a foundational treatment. During 2019, we plan to focus on:

•	quantitative and qualitative market research to understand our customers, patients and the market;

•	preliminary forecasts;

•	examining our competitive landscape;

•	developing and completing brand strategy;

•	developing key opinion leader relationships;

•	attending priority medical conferences to increase awareness of the Company and oral paclitaxel and encequidar;

•	creating a market access strategy;

•	developing and executing a scientific publication plan;

•	developing our distribution and patient support plans;

•	completing our organizational design to determine the overall size of our go-to-market commercial team based on our market opportunity; and

•	beginning hiring for key commercial and medical affairs leadership roles.

We can provide no assurance that we will be successful in obtaining the FDA’s approval to commercialize oral paclitaxel and encequidar.

Lead Src Kinase Inhibition platform candidate: Tirbanibulin ointment, for Actinic Keratosis (“AK”)

Patient enrollment in two identical Phase 3 studies was completed in February 2018. The studies enrolled a total of 702 patients across 62 sites in the U.S. Tirbanibulin ointment 1% or vehicle (randomized 1:1) was self-administered to 25 cm2 of the face or scalp encompassing 4 to 8 typical AK lesions, once daily for 5 consecutive days.

In July 2018, we announced that both of our Phase 3 pivotal efficacy studies achieved their primary endpoint of 100% clearance of AK lesions at Day 57 within the face or scalp treatment areas, with each study achieving statistical significance (p<0.0001).

In March 2019, we presented topline results from the two Phase 3 studies in a late breaker session at the 2019 American Academy of Dermatology Annual Meeting. Results showed that 44% and 54% of patients in studies KX01-AK-003 and KX-01-AK-004, respectively, achieved 100% AK lesion clearance at Day 57 (see Table 1). The patient compliance rate in these two studies was greater than 99%. There was a statistically significant greater clearance rate in favor of the tirbanibulin ointment versus the vehicle in each of the patient subgroups. Safety results showed that tirbanibulin ointment was well tolerated. Adverse events were few. Treatment related adverse events were mild to moderate application site symptoms, such as pruritus or pain. There were no serious adverse events or early discontinuations due to study drug related adverse events. Local skin reactions (erythema, flaking/scaling, crusting, swelling, vesiculation/postulation and erosion/ulceration) were mostly mild to moderate. We believe that this product, if approved by regulatory authorities, could have a major impact in the medical treatment of AK.

Table 1: Efficacy Results of Tirbanibulin Ointment 1% in the Field Treatment of Actinic Keratosis

Study	KX01-AK-003			KX01-AK-004
% of Subjects in the Intent-To-Treat Population (Number of Subjects)	Tirbanibulin N=175	Vehicle N=176	p-value	Tirbanibulin N=178	Vehicle N=173	p-value

100% AK Clearance on Day 57	44% (N=77)	5% (N=8)	<0.0001[a]	54% (N=97)	13% (N=22)	<0.0001[a]

Face Scalp	50% 30%	6% 2%	<0.0001 <0.0001	61% 41%	14% 11%	<0.0001 0.0003

≥75% AK Clearance on Day 57	68%	16%	<0.0001[a]	76%	20%	<0.0001[a]

Note:

a = p-value calculated based on Cochran-Mantel-Haenszel (CMH)

Corporate Information

We were originally formed under the laws of the state of Delaware in November 2003 under the name Kinex Pharmaceuticals, LLC. In December 2012, we converted from a limited liability company to a Delaware corporation, Kinex Pharmaceuticals, Inc. In August 2015, we amended and restated our certificate of incorporation to change our name to Athenex, Inc. Our principal executive offices are located at 1001 Main Street, Suite 600, Buffalo, NY 14203, and our telephone number is (716) 427-2950. Our website address is www.athenex.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell up to an aggregate of 10,000,000 shares of Common Stock in one or more offerings. The shares of Common Stock may be offered and sold by the Selling Stockholders through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders may retain underwriters, dealers or agents from time to time. We do not expect to provide a prospectus supplement containing further information regarding the resale of our Common Stock by the Selling Stockholders.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q filed with the SEC, which are incorporated by reference into this prospectus and any prospectus supplement we may file. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks referred to above are not the only ones that may exist. For further details, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the shares of our Common Stock offered for resale by the Selling Stockholders.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the Selling Stockholders identified in the table below of an aggregate of up to 10,000,000 shares of our Common Stock. None of the Selling Stockholders are licensed broker-dealers or affiliates of licensed broker-dealers. Other than as described in the table below, the Selling Stockholders and their affiliates have not held a position or office, or had any material relationship, with us within the last three years.

The table below (1) lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our Common Stock by the Selling Stockholders; (2) has been prepared based upon information furnished to us by the Selling Stockholders; and (3) to our knowledge, is accurate as of the date of this prospectus. The Selling Stockholders may sell all, some or none of their securities in this offering. The Selling Stockholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their securities since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering		Percentage of Common Stock Beneficially Owned Prior to this Offering(1)	Maximum Number of Shares to be sold in this Offering	Number of Shares Beneficially Owned After the Offering(2)		Percentage of Common Stock Beneficially Owned After this Offering(1)
Perceptive Life Sciences Master Fund, Ltd.(3)	10,247,118	(4)	13.3%	4,000,000	6,247,118	(4)	8.1%
Avoro Capital Advisors (formerly known as venBio Select Advisor)	4,552,841		5.9%	3,000,000	1,552,841		2.0%
OrbiMed Partners Master Fund Limited	2,500,000		3.2%	2,500,000	—		—
The Biotech Growth Trust PLC	930,000		1.2%	500,000	430,000		0.6%

(1)

Percentage ownership for the Selling Stockholders is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder and is based on 77,274,925 outstanding shares of our Common Stock as of July 16, 2019.

(2)

The totals reported in this column assume that (a) all of the securities registered by the registration statement of which this prospectus is a part are sold in this offering; (b) the Selling Stockholders do not (i) sell any of the securities, if any, that have been issued to them other than those covered by this prospectus; and (ii) acquire additional shares of our Common Stock after the date of this prospectus and prior to the completion of this offering.

(3)

Perceptive Advisors LLC, the investment manager to Perceptive Life Sciences Master Fund, Ltd. (“Perceptive”) is the beneficial owner of greater than 5% of our outstanding shares of Common Stock. In addition, we are party to a 5-year, $50 million secured loan agreement with an affiliate of Perceptive which bears interest at a floating rate per annum equal to the London Interbank Offering Rate (with a floor of 2%) plus 9% and is secured by substantially all of the Company’s assets and guaranteed by certain of the Company’s subsidiaries. Under the loan agreement, the Company is required to make monthly interest-only payments with a bullet payment of the principal at maturity in June 2023.

(4)	Includes a warrant to purchase 425,000 shares of our Common Stock at an exercise price of $18.66 per share held by an affiliate of Perceptive.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

We may suspend the sale of shares by the Selling Stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information within the registration statement.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) 120 days after the registration statement becomes effective or (2) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

The consolidated financial statements and consolidated financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus and any accompanying prospectus supplement from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC, except for information “furnished” under Items 2.02 or 7.01 and any related Items 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 11, 2019 (the “Form 10-K”);

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2019, to the extent incorporated into our Form 10-K;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 9, 2019;

•	Current reports on Form 8-K filed with the SEC on January 3 , March 6, March 7, March 21, March 29, April 2, May 6, June 6, and June 13, 2019; and

•

The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on June 12, 2017, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, NY 14203

(716) 427-2950

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.athenex.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

ATHENEX, INC.

10,000,000 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

July 23, 2019

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Item
SEC registration fee	$23,247
Legal fees and expenses*	15,000
Accounting fees and expenses*	17,000
Printing and miscellaneous fees and expenses*	4,753
Total	$60,000

* Indicates	an estimate

Item 15. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by law and requires us to pay expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our certificate of incorporation further provides that rights conferred under such certificate of incorporation do not exclude any other right such persons may have or acquire under the certificate of incorporation, the bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

The amended and restated certificate of incorporation also provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. We also maintain directors’ and officers’ liability insurance that provides coverage (1) to our directors and officers against loss arising from claims arising from or incurred as a result of such service and (2) to us with respect to indemnification payments that we may make to our directors and officers.

In addition, we have agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the amended and restated certificate of incorporation. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of our company or as a director or officer of our subsidiary, or as a director or officer of any other company or enterprise that the person provides services to at our request.

Item 16. Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant for expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description	Location

4.1	Share Purchase Agreement, by and among Athenex, Inc., Perceptive Life Sciences Master Fund, Ltd., venBio Select Fund LLC, OrbiMed Partners Master Fund Limited, and The Biotech Growth Trust PLC, dated as of May 3, 2019	Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on May 6, 2019

4.2	Registration Rights Agreement, by and among Athenex, Inc., Perceptive Life Sciences Master Fund, Ltd., venBio Select Fund LLC, OrbiMed Partners Master Fund Limited, and The Biotech Growth Trust PLC, dated as of May 7, 2019	Filed herewith

5.1	Opinion of Harter Secrest & Emery LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Harter Secrest & Emery LLP	Filed herewith (included in Exhibit 5.1)

24.1	Power of Attorney	Included on signature page

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buffalo, State of New York, on July 23, 2019.

ATHENEX, INC.

By:	/s/ Johnson Y.N. Lau
Johnson Y.N. Lau
Chief Executive Officer and Board Chairman

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Johnson Y.N. Lau and Teresa Bair and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Johnson Y.N. Lau Johnson Y.N. Lau	Chief Executive Officer and Board Chairman (Principal Executive Officer)	July 23, 2019

/s/ Randoll Sze Randoll Sze	Chief Financial Officer	July 23, 2019

/s/ Kim Campbell Kim Campbell	Director	July 23, 2019

/s/ Manson Fok Manson Fok	Director	July 23, 2019

/s/ Benson Kwan Hung Tsang Benson Kwan Hung Tsang	Director	July 23, 2019

/s/ Jinn Wu Jinn Wu	Director	July 23, 2019

/s/ John Moore Vierling, M.D. John Moore Vierling, M.D.	Director	July 23, 2019

/s/ Jordan Kanfer Jordan Kanfer	Director	July 23, 2019

/s/ Stephanie Davis Stephanie Davis	Director	July 23, 2019

/s/ John Tiong Lu Koh John Tiong Lu Koh	Director	July 23, 2019